Exhibit 10.41

LOAN AGREEMENT

This LOAN AGREEMENT dated as of February 22, 2022 (this “Agreement”), is entered by and between Ocean Biomedical, Inc., a Delaware corporation (“Borrower” or “Company”) and Second Street Capital, LLC, a California limited liability company (“Lender”). All capitalized terms used herein and not otherwise defined shall have the meanings provided hereof.

The parties agree as follows:

1. THE ADVANCE.

1.1 Advance. Subject to the terms and conditions of this Agreement, on or around the date of this Agreement, Lender will make a single Advance to Borrower in the principal amount of $600,000.00. An additional principal amount of $150,000.00 will be mutually contemplated under a separate transaction. Lender will transfer the amount of the Advance to Borrower’s bank account. The proceeds of the Advance shall be used to pay professional fees and other accrued expenses.

1.2 Payments.

(a) Interest. Interest shall accrue on the principal amount of the Advance from the date of the Advance until the Advance is repaid in full, at the fixed rate of interest equal to 15% per annum, calculated upon a year of 360 days and actual days elapsed. Borrower will repay interest on the Advance on the day the repayment is made in full.

(b) Maturity. Borrower shall make the repayment the earlier of (i) five (5) business days from the Borrower’s financing, including, but not limited to an initial public offering, next equity event, sale or merger, subsequent loans or (ii) within 90 days from the date of the Advance and the execution of this Agreement.

(c) Warrant and Put Option.

As an inducement to the Lender to provide the Advance, the Borrower will grant to Lender a Warrant provided by the Borrower to purchase 312,500 common stock shares of the Company equivalent to 0.125% of the value of the Company based on the Company’s initial public offering of $250,000,000 and assuming an initial public offering price of $11.00 per share, the midpoint of the price range set forth in the prospectus in Form S-1 Amendment 6. If the additional principal amount of $150,000 is provided by the Lender to the Borrower, then an additional Warrant of 62,500 common stock shares will be provided to the Lender at the same exercise price of $11.00 per share.

The Warrant will be issued on Borrower’s form and will be exercisable for 4 years from the date of issuance. The Lender will have the option to exercise the Warrants without payment of the exercise price and receive only that number of shares which represents the value of the difference between the fair market value of the shares and the exercise price (i.e., “net issuance” or “cashless exercise”). The Warrant and the foregoing provision are earned upon delivery of the Advance. The Warrant document will be issued by the Borrower within 5 business days upon delivery of the Advance.

For a period of 180 days from the Closing Date of the financing, Lender has the right, but not the obligation, upon its delivery of written notice to the Borrower to exercise and sell a Put Option provided by the Borrower at a fixed price of $250,000.00 or 0.1% of the value of the Company as set forth in the prospectus in Form S-1 Amendment 6. If or should the Lender exercise and sell the Put Option, the Lender forfeits the Warrant to purchase 312,500 common stock shares of the Company.

1.3 Fees.

(a) Borrower will pay Lender a $15,000 loan fee that will be netted against the Advance.

2. CLOSINGS.

2.1 Conditions to the Advance. Lender’s obligation to fund the Advance is conditioned upon the following: (a) Borrower shall have delivered to Lender a written request for the advance in form reasonably acceptable to Lender and such other documents as required by Lender, (b) no Event of Default shall have occurred and be continuing or would exist after the funding of such Advance, (c) no event or condition shall exist that has had or could be reasonably expected to have a Material Adverse Effect, and (d) the representations and warranties contained in this Agreement and the other Transaction Documents of Borrower shall be true and correct as if made on the date of funding of such Advance.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows for so long as the Advance is outstanding: (a) Borrower is not in default under any agreement under which Borrower owes any money, or any agreement, the violation or termination of which could have a Material Adverse Effect; (b) Borrower has taken all action and obtained all consents necessary to authorize the execution, delivery and performance of the Transaction Documents; (c) the execution and performance of the transaction documents do not conflict with, or constitute a default under, any agreement to which Borrower is party or by which Borrower is bound or a legal requirement; (d) the information provided to Lender on or prior to the date of the Advances is true and correct in all material respects; (e) all financial statements and other information provided to Lender fairly present Borrower’s financial condition, and there has not been a material adverse change in the financial condition of Borrower since the date of the most recent of the financial statements submitted to Lender; (0 Borrower is not party to any litigation and is not the subject of any government investigation, and Borrower has no knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation; (g) the information provided in the representation letter delivered to Lender on or prior to the Closing Date is true, accurate and complete in all material respects; and (h) no representation or other statement made by Borrower to Lender in any Transaction Document or any certificate or instrument delivered by Borrower to Lender in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Lender not misleading.

4. AFFIRMATIVE COVENANTS.

4.1 Financial Information. Borrower will provide Lender as soon as available the annual audit and corresponding consolidated financial statements.

4.2 Good Standings; Existence; Compliance with Laws. Borrower and each Subsidiary will maintain its corporate existence and good standing and will maintain in force all licenses and agreements necessary or appropriate to the conduct of its business. Borrower and each Subsidiary will pay all taxes on or before the date such taxes are due and will comply with all Legal Requirements.

4.3 Financial Covenants. None.

4.4 Notices. Borrower shall provide to Lender, (i) prompt notice of the expected initial public offering or a subsequent financing if the initial public offering is not completed; and (ii) notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $50,000 or more.

5. EVENTS OF DEFAULT. Any one or more of the following shall constitute an “Event of Default” under this Agreement: (a) any failure (i) to pay all or any part of the principal or interest or other amounts payable hereunder on the date due and payable, or (ii) to comply with any agreement or covenant set forth in this Agreement or any other Transaction Document, or (iii) to comply with the terms of any material agreement to which Borrower is a party or by which it is bound, or any agreement pursuant to which Borrower has incurred Indebtedness; or (b) the occurrence of an Insolvency Event or if any portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity, or becomes subject to levy or judicial proceeding; or (c) any representation made to Lender in this Agreement or any other Transaction Document, or any information given to Lender by or on behalf of Borrower, shall be incorrect in any material respect; or (d) if Chirinjeev Kathuria ceases to devote the majority of his time to Borrower’s business and operations in the capacity as Executive Chairman; or (e) if Borrower ceases operations or ceases to conduct business or Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

6. REMEDIES. Upon the occurrence of an Event of Default, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately due and payable and collectible by or on behalf of Lender (and all unpaid principal, accrued interest and other amounts owing hereunder shall automatically, without any action on the part of Lender, become due and payable in respect of any Event of Default under Section 5.

7. WAIVERS; INDEMNITY. Borrower waives notice of default, presentment and demand for payment, notice of dishonor, protest and notice of protest under this Agreement and any other Transaction Document. Borrower shall pay all costs of collection and enforcement of this Agreement when incurred, including reasonable attorneys’ fees, costs and expenses incurred before, after or in connection with of an insolvency.

8. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Transaction Document shall be in writing, shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to Borrower or to Lender, as the case may be, at the address as set forth below or at such other address as such party may designate by written notice to the other party hereto:

If to Borrower:	Ocean Biomedical, Inc. 55 Claverick Street #325 Providence, RI 02903 Attn: Chirinjeev Kathuria Email: ckathuria@oceanbiomedical.com

If to Lender:	Second Street Capital, LLC 1960 The Alameda Suite 200 San Jose, CA 95126 Attn: Eric Hardgrave Email: eric@acuityventures.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

9. JURY WAIVER; JUDICIAL REFERENCE. LENDER AND BORROWER WAIVE ANY RIGHT TO AJURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ, BEFORE A MUTUALLY ACCEPTABLE REFEREE IN SANTA CLARA COUNTY SITTING WITHOUT A JURY OR, IF THE PARTIES CANNOT AGREE ON A REFEREE, THEN ONE APPOINTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA CLARA COUNTY, CALIFORNIA. NOTHING IN THIS SECTION SHALL RESTRICT A PARTY FROM EXERCISING PRE-JUDGMENT REMEDIES OR ITS RIGHTS UNDER THE UNIFORM COMMERCIAL CODE.

10. MISCELLANEOUS. Lender may assign all or any part of its interest in this Agreement and the Advances to any Person, or grant a participation of any interest in this Agreement, without notice to, or the consent of, Borrower. This Agreement can be amended only by an instrument signed by Lender and Borrower. All prior agreements, understandings and negotiations with respect to any of the matters contained in or related to this Agreement are superseded by this Agreement. Borrower may not assign any obligation hereunder without Lender’s consent, which may be granted or withheld in Lender’s sole discretion. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. In the event that any signature is executed and delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ or electronic signature page were an original hereof. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. All covenants, representations and warrants made in this Agreement shall continue in full force and effect so long as any obligations hereunder remain outstanding. This Agreement shall be governed by the internal laws of the State of California, without regard to conflicts of laws rules. Borrower and Lender consent to the jurisdiction of the United States District Court of the Northern District of California and the state courts for Santa Clara, California.

11. CONFIDENTIALITY. In handling any confidential information, Lender and all employees and agents of Lender, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (a) to the subsidiaries or affiliates of Lender in connection with their present or prospective business relations with Borrower, (b) to prospective transferees or purchasers of any interest in the Advances, (c) as required by law, regulations, rule or order, subpoena, judicial order, or similar order, (d) as may be required in connection with the examination, audit, or similar investigation of Lender, and (e) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (i) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (ii) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

12. DEFINITIONS.

“Advance” means the cash advance made under Section 1.1.

“Closing Date” means the date of this Agreement.

“Legal Requirement” means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard, procedure enacted, adopted or applied by any Governmental Authority, including, decisions, orders, writs, awards, or injunctions of an arbitrator or a court or other Governmental Authority.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Transaction Documents, or (iii) Borrower’s interest in, or the value, perfection or priority of Lender’s security interest in the Collateral.

“Maturity” means Five (5) business days of the Borrower’s financing, including, but not limited to an initial public offering, next equity event, sale or merger, subsequent loans or within 60 days from the date of the single Advance and the execution of this Agreement .

“Obligations” means all present and future indebtedness, guarantees, liabilities, and other obligations of Borrower to Lender under this Agreement and the other Transaction Documents, or otherwise.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Transaction Documents” means this Agreement, the Warrant to purchase stock, the Put Option, and any other agreements, documents and instruments entered into in connection with this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first day above written.

BORROWER:	LENDER:

OCEAN BIOMEDICAL, INC.	SECOND STREET CAPITAL, LLC

By: /s/ Chirinjeev Kathuria	By: /s/ Eric Hardgrave
Name: Chirinjeev Kathuria	Name: Eric Hardgrave
Title: Executive Chairman	Title: Managing Member